                                                              Exhibit 99-B(iii)

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Life and Casualty Company)

                                  Schedule V

                      Supplementary Insurance Information

         As of and for the year ended December 31, 1994, 1993 and 1992


(Millions)
                      Deferred                           Unpaid    Policyholders'                       Other income
                       policy      Future                 claims    funds left                Net         (including
                    acquisition    policy     Unearned  and claim    with the     Premium  investment   realized capital
    Segment            costs      benefits    premiums  expenses     company      revenue   income (1)  gains and losses)
- - ------------------------------------------------------------------------------------------------------------------------------------
1994
- - ----
Life Insurance       $   655.2    $ 2,145.0    $  1.7    $ 22.4     $     6.4     $  54.0    $ 171.3       $  8.4
Financial Services       516.8        821.4       -         1.4       8,895.2        70.2      745.9          3.4
                    ----------------------------------------------------------------------------------------------------------------

       Total         $ 1,172.0    $ 2,966.4    $  1.7    $ 23.8     $ 8,901.6     $ 124.2    $ 917.2       $ 11.8
                    ================================================================================================================


1993
- - ----
Life Insurance       $   610.8    $ 2,010.4    $  1.7    $ 26.0     $     6.2     $  50.1    $ 172.7      $   6.8
Financial Services       450.2        729.7       -         1.2       8,997.7        32.0      739.2         12.2
                    ----------------------------------------------------------------------------------------------------------------

       Total         $ 1,061.0    $ 2,740.1    $  1.7    $ 27.2     $ 9,003.9     $  82.1    $ 911.9      $  19.0
                    ================================================================================================================


1992
- - ----
Life Insurance       $   582.7    $ 2,039.7    $  -      $ 20.7     $     8.8     $  53.7    $ 165.6     $    5.0
Financial Services       417.7        556.4       -         0.7       7,288.6        18.8      682.5         15.1
                    ----------------------------------------------------------------------------------------------------------------

       Total         $ 1,000.4    $ 2,596.1    $  -      $ 21.4     $ 7,297.4     $  72.5    $ 848.1     $   20.1
                    ================================================================================================================

                    Amortization
                     of deferred
                       policy       Other
                     acquisition  operating    Premiums
    Segment             costs      expenses    written (2)
- - ------------------------------------------------------------
1994
- - ----
Life Insurance         $ 16.8      $  58.3           -
Financial Services       19.3        168.9           -
                    ----------------------------------------

       Total           $ 36.1      $ 227.2           -
                    ========================================


1993
- - ----
Life Insurance         $ 21.2      $  58.2           -
Financial Services       16.5        143.1           -
                    ----------------------------------------

       Total           $ 37.7      $ 201.3           -
                    ========================================


1992
- - ----
Life Insurance         $ 19.2      $  75.5           -
Financial Services       13.7        138.0           -
                    ----------------------------------------

       Total           $ 32.9      $ 213.5           -
                    ========================================

(1) The allocation of net investment income is based upon the investment year method or specific identification of certain portfolios within specific segments.
(2)  Excludes life insurance business pursuant to Regulation S-X.